EXHIBIT 11.0

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             MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

            FOR THE THREE AND SIX MONTHS ENDED June 30, 1997 and 1996

                                   THREE MONTHS ENDED JUNE 30,       SIX MONTHS ENDED JUNE 30,
                                ------------------------------     ---------------------------
                                     1997              1996             1997           1996
                                ------------------------------     ---------------------------

     PRIMARY:

Net Income                      $    416,320     $   1,127,842    $    939,424   $   1,620,957

Weighted average common shares
   outstanding                  $ 24,394,300     $  21,831,180    $ 24,394,300   $  21,831,180
Impact of dilutive warrants
    and options                       61,807                -           66,840               -
                                 -----------      ------------     -----------    ------------

Weighted average number of
  common stock and common
  stock equivalents for
  primary earnings per share   $  24,456,107     $  21,831,180    $ 24,461,140   $  21,831,180
                                 -----------      ------------     -----------    ------------

Net income per share           $         .02     $         .05    $        .04   $         .07
                                 ===========      ============     ===========    ============

     FULLY DILUTED:

Net Income                     $     416,320     $   1,127,842    $    939,424   $   1,620,957
Interest expense, net of
 tax benefit, on
 convertible notes             $           -     $         -      $          -   $         -

Weighted average common shares
    outstanding                   24,394,300        21,831,180      24,394,300      21,831,180
Impact of dilutive warrants
 and options                          61,807               -            66,840             -
Impact of convertible notes                -               -                 -             -
                                 -----------      ------------     -----------    ------------

Weighted average number of
   common stock and common
   stock equivalentsfor fully
   dilutited earnings per share   24,456,107        21,831,180      24,461,140      21,831,180

Net income per common share     $        .02     $         .05    $        .04   $         .07
                                 ===========      ============     ===========    ============


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